Exhibit 99.2

[CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC]

Ocean Rig UDW Inc.

3rd Floor Flagship Building

Harbour Drive, Grand Cayman, Cayman Islands

Attention:  Board of Directors

RE:      Proxy Statement of Ocean Rig UDW Inc. (“Ocean Rig”) / Prospectus of Transocean Ltd. (“Transocean”) which forms a part of the registration statement on Form S-4 of Transocean (the “Registration Statement”)

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated September 3, 2018 to the Board of Directors of Ocean Rig as Appendix F to the Proxy Statement/Prospectus included in the Registration Statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY - Opinion of Ocean Rig’s Financial Advisor,” “THE MERGER - Background of Merger,” “THE MERGER – Recommendation of Ocean Rig’s Board and its Reasons for the Merger,” and “THE MERGER - Opinion of Ocean Rig’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated:  October 9,  2018

/s/ Credit Suisse Securities (USA) LLC

CREDIT SUISSE SECURITIES (USA) LLC